Exhibit 3.37

Form BCA-2.10	ARTICLES OF INCORPORATION
(Rev. Jan. 1991) George H. Ryan Secretary of State Department of Business Services Springfield, IL 62755 Telephone (217) 782-6961		SUBMIT IN DUPLICATE! This space for use by Secretary of State

Payment must be made by certified check, cashier’s check, Illinois attorney’s check, Illinois C.P.A’s check or money order, payable to *Secretary of State.*		Date 8-1-91
		Franchise Tax	$25.00
		Filing Fee	$75.00
		Approved:	100.00

1. CORPORATE NAME:	Owens-Corning Fiberglas Technology Inc.

(The corporate name must contain the word “corporation,” “company,” “incorporated,” “limited” or an abbreviation thereof.)

2. Initial Registered Agent:	C T Corporation System
	First Name	Middle Initial	Last Name

Initial Registered Office:	208 LaSalle
	Number	Street	Suite #

	Chicago	60604	Cook

	City	Zip Code	County

3. Purpose or purposes for which the corporation is organized:

    (If not sufficient space to cover this point, add one or more sheets of this size.)

    The transaction of any of all lawful purposes for which corporations may be incorporated under the Illinois Business Corporation Act of 1983.

4. Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

Class	Per Value per Share	Number of Shares Authorized	Number of Shares Proposed to be Issued	Consideration to be Received Therefore
Common	$1.00	1,000	100	$100

TOTAL	$100

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:

(If not sufficient space to cover (this point, add one or more sheets of this size.)

NONE

(over)

5. OPTIONAL:	(a)	Number of directors constituting the initial board of directors of the corporation: .
	(b)	Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

Name	Residential Address

6. OPTIONAL:	(a)	It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:	$

	(b)	It is estimated that the value of the property to be located within the State of Illinois during the following year will be:	$

	(c)	It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be:	$

	(d)	It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be:	$

7. OPTIONAL:

OTHER PROVISIONS

Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g.., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

11.	NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true. Dated July 16, 1991

Signature and Name	Address

1.		1.	1 Levis Square
	Signature		Street

	Owens-Corning Fiberglas Corporation		Toledo	OH	43659

	(Type or Print Name)		City/Town	State	Zip Code

2.	a Delaware Corporation	2.
			Street

	by Paul V. Daverio, Vice President

			City/Town	State	Zip Code

3.	Attest:	3.	1 Levis Square
	Signature		Street

	William F. Dent, Assistant Secretary		Toledo	OH	43659

	(Type or Print Name)		City/Town	State	Zip Code

(Signatures must be in ink on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its President or Vice President and verified by him, and attested by its Secretary or Assistant Secretary.

FEE SCHEDULE

•	The initial franchise tax is accessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25 and a maximum of $1,000,000.

•	The filing fee is $75.

•	The minimum total due (franchise tax + filing fee) is $100. (Applies where the Consideration to be Received as set forth in Item 4 does not exceed $16,667)

•	The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.

Illinois Secretary of State Department of Business Services	Springfield, IL 62756 Telephone (217) 782-6961

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized;

To make, alter or repeal the by-laws of the corporation.

To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or, disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from CM voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger, consolidation, or share exchange, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws of the corporation; and, unless the resolution or by-laws expressly so provide, no such committee shall have the power or authority to declare a-dividend or to authorize the issuance of stock.

When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

Meetings of stockholders may be held within or without the State of Illinois, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Illinois at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

9. Except as otherwise required by Section 8.75 of the Business Corporation Act of 1983, no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages based on the discharge of his duties as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Sections 8.65 and 8.70 of the Business Corporation Act of 1983, or (iv) for any transaction from which such director derived an improper personal benefit.

10. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.